Exhibit 4.3

Consent of Independent Registered Public Accounting Firm

We consent to the reference made to our firm under the caption “Independent Registered Public Accounting Firm” in Part B of the Prospectus and to the use of our report dated March 30, 2016, in this Registration Statement (Form S-6 No. 333-208955) of Smart Trust 232, comprising Smart Trust, Tax Free Income Trust, Series 22.

/s/ Grant Thornton LLP

Chicago, Illinois

March 30, 2016